UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2005

HERSHA HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-14765	251811499

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Walnut Street, 9th Floor
Philadelphia, Pennsylvania 19106
(Address and zip code of
principal executive offices)

Registrant’s telephone number, including area code: (215) 238-1046

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 to the Current Report on Form 8-K filed on July 26, 2005 by Hersha Hospitality Trust, a Maryland real estate investment trust (“Hersha”) is being filed to amend and restate the pro forma financial information included therein to reflect the actual terms of Hersha’s offering of $60.0 million of Series A Preferred Shares of Beneficial Interest related to Hersha proposed joint venture with Waterford Hospitality Group, LLC and Mystic Hotel Investors, LLC.

Item 8.01 Other Events.

Hersha Hospitality Trust, a Maryland real estate investment trust (the “Company”) engaged in several acquisition, disposition and financing transactions during the three months ending June 30, 2005. Those transactions include:

•	the sale of the Holiday Inn Express Hotel in Long Island City, New York on May 13, 2005 for approximately $9.0 million;

•	the sale of the Doubletree Club Hotel in Jamaica, New York on May 13, 2005 for approximately $11.5 million;

•	the acquisition of the Hampton Inn, Herald Square in New York, New York on April 1, 2005 for approximately $31.3 million;

•	the acquisition of the Brookline Courtyard by Marriott in Brookline, Massachusetts, including the hotel, improvements, certain personal property and a pre-paid ground lease for the underlying land with a remaining term of approximately 90 years, on June 16, 2005 for approximately $54.5 million;

•	the acquisition of the five hotel McIntosh portfolio in May and June of 2005 for a total of $48.9 million, plus transaction costs, which included:

¡	the acquisition of the Holiday Inn Express Hotel & Suites King of Prussia in King of Prussia, Pennsylvania on May 23, 2005 for approximately $16.1 million;

¡	the acquisition of the Holiday Inn Express of Frazer–Malvern in Frazer, Pennsylvania on May 24, 2005 for approximately $8.2 million;

¡	the acquisition of the Holiday Inn Express Langhorne–Oxford Valley in Langhorne, Pennsylvania on May 26, 2005 for approximately $7.8 million; and

¡	the acquisition of the Courtyard by Marriott and the McIntosh Inn of Wilmington each in Wilmington, Delaware on June 17, 2005 for approximately $16.8 million; and

•	the issuance of $51.5 million of unsecured fixed/floating rate junior subordinated notes due 2035 issued by our operating partnership subsidiary to two statutory trust subsidiaries in connection with the trusts’ issuance and sale of $50.0 million of fixed/floating rate trust preferred securities.

The acquisition of the Brookline Courtyard by Marriott was reported on a Current Report on Form 8-K filed on June 22, 2005, as amended by a Current Report on Form 8-K/A filed on July 20, 2005. The acquisition of the McIntosh portfolio was reported on a Current Report on Form 8-K filed on June 1, 2005, as amended by Current Reports on Form 8-K/A filed on June 23, 2005 and July 20, 2005.

In addition, the Company proposes to (a) acquire an interest in the proposed Mystic Partners joint venture with the Waterford Hospitality Group for approximately $52.0 million and (b) conduct a public offering of $60.0 million of Series A Cumulative Redeemable Preferred Shares of Beneficial Interest to raise proceeds to pay the purchase price for the Company’s interest in the Mystic Partners joint venture. The proposed Mystic Partners joint venture with Waterford Hospitality Group was reported on a Current Report on Form 8-K filed on June 21, 2005, as amended.

Certain of the Current Reports on Form 8-K reporting these transactions included pro forma financial information giving effect to the reported transaction. This Current Report on Form 8-K is being filed to include cumulative pro forma financial information giving effect to all the transactions described above.

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Balance Sheet
As of March 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

     The accompanying unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2005 presents acquisitions, dispositions and financing transactions that occurred after March 31, 2005, as if such acquisitions, dispositions and financing transactions and the incurrence of any acquisition-related indebtedness occurred on March 31, 2005 and includes the following on a pro forma basis:

•	the acquisition of:

-	the Hampton Inn, Herald Square in New York, New York on April 1, 2005 for approximately $31.3 million;

-	the McIntosh Portfolio for $48.9 million, plus transaction costs, including

•	the Holiday Inn Express Hotel & Suites King of Prussia in King of Prussia, Pennsylvania on May 23, 2005 for approximately $16.1 million;

•	the Holiday Inn Express of Frazer–Malvern in Frazer, Pennsylvania on May 24, 2005 for approximately $8.2 million;

•	the Holiday Inn Express Langhorne–Oxford Valley in Langhorne, Pennsylvania on May 26, 2005 for approximately $7.8 million;

•	the Courtyard by Marriott and the McIntosh Inn of Wilmington each in Wilmington, Delaware on June 17, 2005 for approximately $16.8 million; and

-	the Brookline Courtyard by Marriott in Brookline, Massachusetts on June 16, 2005 for approximately $54.5 million;

•	the disposition of:

-	the Holiday Inn Express Hotel in Long Island City, New York on May 13, 2005 for approximately $9.0 million;

-	the Doubletree Club Hotel in Jamaica, New York on May 13, 2005 for approximately $11.5 million;

•	the issuance of an aggregate of $51.5 million of notes payable related to trust preferred securities in May 2005;

Also included in this pro forma consolidated statement are the planned

•	sale of the Series A Preferred Shares; and

•	the acquisition of Hersha’s interest in the Mystic Partners joint venture with Waterford.

     This pro forma consolidated statement should be read in conjunction with Hersha’s financial statements and related notes in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our Current Reports on Form 8-K filed in connection with certain of our recent acquisitions and joint ventures, including amendments to Current Reports on Form 8-K/A. In management’s opinion, adjustments necessary to reflect the effects of the acquisitions, dispositions and financing transactions noted above have been made based on management’s best estimates.

     The following unaudited Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position of Hersha would have been assuming such acquisitions, dispositions and financing transactions had been completed as of March 31, 2005, nor is it indicative of future financial positions of Hersha.

Pro Forma Consolidated Balance Sheet
As of March 31, 2005

	As of March 31, 2005
	(A)	(B)		(C)	(C)
		Acquisitions,		Series A	Acquisition of
		Dispositions, and		Preferred Share	Interest in Mystic	Pro Forma,
	Actual	Financing	Combined	Offering	Partners	As adjusted
	(dollars in thousands)
Assets:
Cash and Cash Equivalents	$6,097	$14,464	$20,561	$57,935	$(52,048)	$26,448
Investment in Hotel Properties, net	171,990	131,852	303,842	—	—	303,842
Assets Held for Sale	18,806	(18,806)	—	—	—	—
Due from Related Parties	27,849	(10,500)	17,349	—	—	17,349
Investment in Joint Ventures	8,725	—	8,725	—	52,048	60,773
Other Assets	22,800	12,329	35,129	—	—	35,129

Total Assets	$256,267	$129,339	$385,606	$57,935	$—	$443,541

Liabilities and Shareholders’ Equity:
Mortgages Payable	$97,395	$89,643	$187,038	$—	$—	$187,038
Debt Related to Assets Held for Sale	12,952	(12,952)	—	—	—	—
Trust Preferred Instruments	—	51,548	51,548	—	—	51,548
Line of Credit	400	(400)	—	—	—	—
Other Liabilities	12,007	177	12,184	—	—	12,184

Total Liabilities	122,754	128,016	250,770	—	—	250,770

Minority Interest:	18,174	163	18,337	—	—	18,337
Shareholders’ Equity:	115,339	1,160	116,499	57,935	—	174,434

Total Liabilities and Shareholders’ Equity	$256,267	$129,339	$385,606	$57,935	$—	$443,541

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Balance Sheet
As of March 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents the unaudited Consolidated Balance Sheet of Hersha as of March 31, 2005 as filed on Form 10-Q.

(B)	Represents the following acquisitions, dispositions and finance transactions as if they had occurred on March 31, 2005:

•	the acquisition of:

-	the Hampton Inn, Herald Square in New York, New York

-	the McIntosh Portfolio,

-	the Brookline Courtyard by Marriott in Brookline, Massachusetts

•	the disposition of:

-	the Holiday Inn Express Hotel in Long Island City, New York

-	the Doubletree Club Hotel in Jamaica, New York

•	the issuance of notes payable related to Trust preferred securities;

The following table indicates the amounts relevant to acquisition, disposition and financing transactions:

				Acquisitions,
				Dispositions, and
	Acquisitions	Dispositions	Financing	Financing

Assets:
Cash and cash equivalents	$(4,269)	$5,570	$13,163	$14,464
Investment in Hotel Properties, net	131,852	—	—	131,852
Assets Held for Sale	—	(18,806)	—	(18,806)
Due from Related Parties	(10,500)	—	—	(10,500)
Investment in Joint Ventures	—	—	—	—
Other Assets	7,568	1,676	3,085	12,329

Total Assets	$124,651	$(11,560)	$16,248	$129,339

Liabilities and Shareholders’ Equity:
Mortgages Payable	$89,643	$—	$—	$89,643
Trust Preferred Instruments	—	—	51,548	51,548
Debt Related to Assets Held for Sale	—	(12,952)	—	(12,952)
Line of Credit	34,900	—	(35,300)	(400)
Other Liabilities	108	69	—	177

Total Liabilities	124,651	(12,883)	16,248	128,016

Minority Interest:	—	163	—	163
Shareholders’ Equity:	—	1,160	—	1,160

Total Liabilities and Shareholders’ Equity	$124,651	$(11,560)	$16,248	$129,339

(C)	Represents the planned offering of 2.4 million shares of Series A Cumulative Redeemable Preferred Shares of beneficial interest in Hersha. Proceeds from this offering are assumed to be $60,000, less transaction costs of $2,065. Planned proceeds from this offering are intended to be used for the acquisition of Hersha’s equity interest in Mystic Partners. Hersha’s investment in Mystic Partners will be recorded under the equity method of accounting.

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

     The accompanying unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2005 presents acquisitions, dispositions and financing transactions that occurred after March 31, 2005, as if such acquisitions, dispositions and financing transactions and the incurrence of any acquisition-related indebtedness occurred on January 1, 2005 and includes the following on a pro forma basis:

•	the acquisition of:

-	the McIntosh Portfolio

-	the Brookline Courtyard by Marriott in Brookline, Massachusetts

•	the issuance of an aggregate of $51.5 million of notes payable related to trust preferred securities in May 2005;

Also included in this pro forma consolidated statement are the planned

•	sale of the Series A Preferred Shares; and

•	the acquisition of Hersha’s interest in the Mystic Partners joint venture with Waterford.

The Hampton Inn, Herald Square in New York, New York was acquired as an asset acquisition and, as such, had no historical results at the time of acquisition. The disposition of the Holiday Inn Express Hotel in Long Island City, New York and the Doubletree Club Hotel in Jamaica, New York were accounted for as discontinued operations. Accordingly, no activity is included in Hersha’s consolidated income (loss) from continuing operations. These transactions have no impact on the unaudited Pro Forma Consolidated Statement of Operations and have been excluded.

     This pro forma consolidated statement should be read in conjunction with Hersha’s financial statements and related notes in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and our Current Reports on Form 8-K filed in connection with certain of our recent acquisitions and joint ventures, including amendments to Current Reports on Form 8-K/A. In management’s opinion, adjustments necessary to reflect the effects of the acquisitions, dispositions and financing transactions noted above have been made based on management’s best estimates.

     The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of Hersha would have been assuming such acquisitions, dispositions and financing transactions had been completed on January 1, 2005, nor is it indicative of the results of operations for future periods.

Pro Forma Consolidated Statement of Operations
For the three months ended March 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

	For the Three Months Ended March 31, 2005
	(A)	(B)		(C)	(D)	(E)
		Acquisitions,
		Dispositions, and		Series A
		Trust Preferred		Preferred	Acquisition of	Pro Forma,
	Actual	Instruments	Combined	Share Offering	Interest in Mystic	As adjusted
	(dollars in thousands)
Revenue:
Percentage Lease Revenues — HHMLP	$—	$—	$—	$—	$—	$—
Hotel Operating Revenues	12,800	3,821	16,621	—	—	16,621

Total Revenue	12,800	3,821	16,621	—	—	16,621
Operating Expenses:
Hotel Operating Expenses	9,278	2,344	11,622	—	—	11,622
Land Lease	183	10	193	—	—	193
Real Estate and Personal Property Taxes and Property Insurance	883	259	1,142	—	—	1,142
General and Administrative	990	175	1,165	—	—	1,165
Unrecognized Gain on Derivative	(4)	—	(4)	—	—	(4)
Depreciation and Amortization	1,963	734	2,697	—	—	2,697

Total Operating Expenses	13,293	3,522	16,815	—	—	16,815

Operating Income (Loss)	(493)	299	(194)	—	—	(194)

Interest Income	37	—	37	—	—	37
Interest Income — Secured Loans Related Party	1,000	—	1,000	—	—	1,000
Interest Income — Secured Loans	—	—	—	—	—	—
Other Revenue	27	—	27	—	—	27
Interest Expense	(1,875)	(1,914)	(3,789)	—	—	(3,789)

Loss from continuing operations before income (loss) from joint venture investments, distributions to preferred unit holders and minority interests	(1,304)	(1,615)	(2,919)	—	—	(2,919)
Income (loss) from Unconsolidated Joint Venture Investments	49	—	49	—	(2,849)	(2,800)

Loss from continuing operations before distributions to preferred unit holders and minority interests	(1,255)	(1,615)	(2,870)	—	(2,849)	(5,719)
Distributions to Preferred Unitholders	—	—	—	—	—	—
Loss Allocated to Minority Interest in Continuing Operations	261	198	459	—	350	809

Income from Continuing Operations	$(994)	$(1,417)	$(2,411)	$—	$(2,499)	$(4,910)

Loss Per Share from Continuing Operations (E)
Basic	$(0.05)					$(0.30)

Diluted	$(0.05)					$(0.30)

Weighted Average Common Shares Outstanding
Basic	20,291,234					20,291,234
Diluted	23,133,671					23,133,671

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Statement of Operations
For the Three Months Ended March 31, 2005
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents Hersha’s Consolidated Statement of Operations for the three months ended March 31, 2005 as filed on Form 10-Q, excluding discontinued operations.

(B)	Represents the following acquisitions and finance transactions as if they had occurred on January 1, 2005:

•	the acquisition of:

-	the McIntosh Portfolio,

-	the Brookline Courtyard by Marriott in Brookline, Massachusetts

•	the issuance of notes payable related to Trust preferred securities;

The following table indicates the amounts relevant to acquisition, disposition and financing transactions:

			Acquisitions and
	Acquisitions	Financing	Financing

Total Revenue	$3,821	$—	$3,821
Operating Expenses:	3,522	—	3,522

Operating Income	299	—	299
Interest Expense	(1,476)	(438)	(1,914)
Loss Allocated to Minority Interest in Continuing Operations	144	54	198

Loss from Continuing Operations	$(1,033)	$(384)	$(1,417)

Adjustments were made to the historical results of the acquisitions to reflect an increase in depreciation and amortization expense over amounts recorded in historical financial statements of $24, which is recorded in operating expense. Adjustments were also made to reflect interest expense in excess of amounts recorded in historical financial statements of $650 to reflect the additional debt incurred by Hersha related to the acquisitions, which is recorded in interest expense.

Two $25,774 notes payable related to trust preferred securities bearing interest at rates of 7.14% and 7.34% were issued and were used to fund acquisitions and reduce Hersha’s line of credit balance. An adjustment to record interest expense for the two notes, net of interest recorded on the line of credit balance was recorded in interest expense in the amount of $425. As a result of the issuance of notes payable related to trust preferred securities, fees of $1,537 were incurred and are being amortized over the 30 year life of the notes payable resulting in a $13 adjustment recorded in interest expense.

An adjustment of $198 was recorded to reflect the loss from the acquisition and financing transactions allocable to Hersha’s 12.3% Minority Interests.

(C)	The planned offering of 2.4 million shares of Hersha’s Series A Preferred shares had no impact on the pro forma statement of operations. See (E) for a description of the impact of dividends on the Series A Preferred Shares on earnings per share.

(D)	Represents the results of the planned acquisition of Hersha’s interest in Mystic Partners, LLC. Reflected is Hersha’s interest in the historical losses adjusted to reflect an increase in depreciation expense of $333 based on Hersha’s planned proportional share of the allocation of fair value and an increase in historical Interest expense of $671 due to Hersha’s portion of Mystic’s planned increased debt. An adjustment of $350 was made to record portion of Mystic’s loss allocable to Hersha’s Minority Interest.

(E)	The loss from continuing operations available to common shareholders used in the earnings per share calculation is reduced by the dividends on the planned offering of Series A Preferred Shares. Assuming a 8.0% dividend rate, quarterly dividends will have the following impact on loss from continuing operations available to common shareholders used to calculate earnings per share:

		Pro Forma,
	Actual	as Adjusted
Loss from continuing operations	$(994)	$(4,910)
Less: planned preferred dividends accrued	—	(1,200)

Loss from continuing operations available to common shareholders	$(994)	$(6,110)

For three months ended March 31, 2005, on a pro forma basis giving effect to the transactions described herein, our fixed charges and preferred stock dividends would have exceeded our earnings by approximately $4,119, due primarily to (1) the fact that certain of the newly acquired hotels and hotels to be owned by the Mystic Partners joint venture are newly developed or newly re-branded, were closed during development or re-branding and accordingly have little or no operating results for the covered period, and (2) the seasonal variation in the performance of our hotels. Typically, our hotels have stronger performance in the second and third quarters of the year and weaker performance in the first and fourth quarters of the year. We believe this seasonality is typical in the hospitality industry generally.

HERSHA HOSPITALITY TRUST

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2004
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

     The accompanying unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2004 presents acquisitions, dispositions and financing transactions that occurred after March 31, 2005, as if such acquisitions and financing transactions and the incurrence of any acquisition-related indebtedness occurred on January 1, 2004 and includes the following on a pro forma basis:

•	the acquisition of:

-	the McIntosh Portfolio

-	the Brookline Courtyard by Marriott in Brookline, Massachusetts

•	the issuance of an aggregate of $51.5 million of notes payable related to trust preferred securities in May 2005;

Also included in this pro forma consolidated statement are the planned

•	sale of the Series A Preferred Shares; and

•	the acquisition of Hersha’s interest in the Mystic Partners joint venture with Waterford.

The Hampton Inn, Herald Square in New York, New York was acquired as an asset acquisition and, as such, had no historical results at the time of acquisition. The disposition of the Holiday Inn Express Hotel in Long Island City, New York and the Doubletree Club Hotel in Jamaica, New York were accounted for as discontinued operations. Accordingly, no activity is included in Hersha’s consolidated income (loss) from continuing operations. These transactions have no impact on the unaudited Pro Forma Consolidated Statement of Operations and have been excluded.

     This pro forma consolidated statement should be read in conjunction with Hersha’s financial statements and related notes in our most recent Annual Report on Form 10-K and our Current Reports on Form 8-K filed in connection with certain of our recent acquisitions and joint ventures, including amendments to Current Reports on Form 8-K/A. In management’s opinion, adjustments necessary to reflect the effects of the acquisitions, dispositions and financing transactions noted above have been made based on management’s best estimates.

     The following unaudited Pro Forma Consolidated Statement of Operations is not necessarily indicative of what actual results of Hersha would have been assuming such acquisitions and financing transactions had been completed on January 1, 2004, nor is it indicative of the results of operations for future periods.

Pro Forma Consolidated Statement of Operations
For the year ended December 31, 2004
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

	For the Year Ended December 31, 2004
	(A)	(B)		(C)	(D)	(E)
		Acquisitions,			Series A
		Dispositions, and		Acquisition of	Preferred Share	Pro Forma,
	Actual	Financing	Combined	Interest in Mystic	Offering	as Adjusted
	(dollars in thousands)
Revenue:
Percentage Lease Revenues — HHMLP	$1,192	$—	$1,192	$—	$—	$1,192
Hotel Operating Revenues	49,370	16,274	65,644	—	—	65,644

Total Revenue	50,562	16,274	66,836	—	—	66,836
Operating Expenses:
Hotel Operating Expenses	31,557	10,140	41,697	—	—	41,697
Land Lease	779	39	818	—	—	818
Real Estate and Personal Property Taxes and Property Insurance	3,264	933	4,197	—	—	4,197
General and Administrative	3,200	895	4,095	—	—	4,095
Unrecognized Gain on Derivative	62	—	62	—	—	62
Depreciation and Amortization	7,194	2,939	10,133	—	—	10,133

Total Operating Expenses	46,056	14,946	61,002	—	—	61,002

Operating Income	4,506	1,328	5,834	—	—	5,834

Interest Income	241	—	241	—	—	241
Interest Income — Secured Loans Related Party	1,498	—	1,498	—	—	1,498
Interest Income — Secured Loans	693	—	693	—	—	693
Other Revenue	176	—	176	—	—	176
Interest Expense	(6,130)	(6,838)	(12,968)	—	—	(12,968)

Income (Loss) from continuing operations before income (loss) from joint venture investments, distributions to preferred unit holders and minority interests	984	(5,510)	(4,526)	—	—	(4,526)
Income (loss) from Unconsolidated Joint Venture Investments	481	—	481	(4,555)	—	(4,074)

Income (Loss) from continuing operations before distributions to preferred unit holders and minority interests	1,465	(5,510)	(4,045)	(4,555)	—	(8,600)
Distributions to Preferred Unitholders	(499)	—	(499)	—	—	(499)
Loss Allocated to Minority Interest in Continuing Operations	(126)	855	729	707	—	1,436

Income (Loss) from Continuing Operations	$840	$(4,655)	$(3,815)	$(3,848)	$—	$(7,663)

Earnings (Loss) Per Share from Continuing Operations (E)
Basic	$0.05					$(0.76)

Diluted	$0.05					$(0.76)

Weighted Average Common Shares Outstanding
Basic	16,391,805					16,391,805
Diluted	19,401,636					19,401,636

HERSHA HOSPITALITY TRUST

Notes and Management’s Assumptions to the
Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2004
(Unaudited, Dollar Amounts in Thousands Except per Share Data)

(A)	Represents Hersha’s audited Consolidated Statement of Operations for the year ended December 31, 2004 as filed on Form 10-K, excluding discontinued operations.

(B)	Represents the following acquisitions and finance transactions as if they had occurred on January 1, 2005:

•	the acquisition of:

-	the McIntosh Portfolio,

-	the Brookline Courtyard by Marriott in Brookline, Massachusetts

•	the issuance of notes payable related to Trust preferred securities;

The following table indicates the amounts relevant to acquisition, disposition and financing transactions:

			Acquisitions and
	Acquisitions	Financing	Financing

Total Revenue	$16,274	$—	$16,274
Operating Expenses:	14,946	—	14,946

Operating Income	1,328	—	1,328
Interest Expense	(5,085)	(1,753)	(6,838)
Loss Allocated to Minority Interest in Continuing Operations	583	272	855

Loss from Continuing Operations	$(3,174)	$(1,481)	$(4,655)

Adjustments were made to the historical results of the acquisitions to reflect an decrease in depreciation and amortization expense over amounts recorded in historical financial statements of $22, which is recorded in operating expense. Adjustments were also made to reflect interest expense in excess of amounts recorded in historical financial statements of $5,085 to reflect the additional debt incurred by Hersha related to the acquisitions, which is recorded in interest expense.

Two $25,774 notes payable related to trust preferred securities bearing interest at rates of 7.14% and 7.34% were issued and were used to fund acquisitions and reduce Hersha’s line of credit balance. An adjustment to record interest expense for the two notes, net of interest recorded on the line of credit balance was recorded in interest expense in the amount of $1,702. As a result of the issuance of notes payable related to trust preferred securities, fees of $1,537 were incurred and are being amortized over the 30 year life of the notes payable resulting in a $51 adjustment recorded in interest expense.

An adjustment of $855 was recorded to reflect the loss from the acquisition and financing transactions allocable to Hersha’s 15.5% Minority Interests.

(C)	The planned offering of 2.4 million shares of Hersha’s Series A Preferred shares has no impact on the pro forma statement of operations. See (E) for a description of the impact of dividends on the Series A Preferred Shares on earnings per share.

(D)	Represents the results of the planned acquisition of Hersha’s interest in Mystic Partners, LLC. Reflected is Hersha’s interest in the historical losses adjusted to reflect an increase in depreciation expense of $1,297 based on Hersha’s planned proportional share of the allocation of fair value and an increase in historical Interest expense of $2,201 due to Hersha’s portion of Mystic’s planned increased debt. An adjustment of $707 was made to record portion of Mystic’s loss allocable to Hersha’s Minority Interest.

(E)	The loss from continuing operations available to common shareholders used in the earnings per share calculation is reduced by the dividends on the planned offering of Series A Preferred Shares. Assuming a 8.0% dividend rate, annual dividends will have the following impact on loss from continuing operations available to common shareholders used to calculate earnings per share:

		Pro Forma,
	Actual	as Adjusted
Income (Loss) from continuing operations	$840	$(7,663)
Less: planned preferred dividends accrued	—	(4,800)

Income (Loss) from continuing operations available to common shareholders	$840	$(12,463)

For the year ended December 31, 2004, on a pro forma basis giving effect to the transactions described herein, our fixed charges and preferred stock dividends would have exceeded our earnings by approximately $9,543, due primarily to (1) the fact that certain of the newly acquired hotels and hotels to be owned by the Mystic Partners joint venture are newly developed or newly re-branded, were closed during development or re-branding and accordingly have little or no operating results for the covered period, and (2) the seasonal variation in the performance of our hotels. Typically, our hotels have stronger performance in the second and third quarters of the year and weaker performance in the first and fourth quarters of the year. We believe this seasonality is typical in the hospitality industry generally.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERSHA HOSPITALITY TRUST
Date: August 2, 2005	By:	/s/ Ashish R. Parikh
Ashish R. Parikh
Chief Financial Officer